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                                                              EXHIBIT 99.1


                VALUECLICK COMPLETES ACQUISITION OF CLICK AGENTS


December 12, 2000 - Westlake Village, California - ValueClick, Inc. (Nasdaq:
VCLK), the world's leading provider of performance-based online advertising solutions, today announced the completion of the Click Agents.com, Inc. acquisition announced in early November. Click Agents is another leading provider of performance-based online advertising solutions.

"The merger of the two organizations considerably extends ValueClick's leadership in the pay-for-results advertising space, the fastest growing segment of the online advertising industry," said Chairman and CEO Jim Zarley. "It is our goal to find and acquire like-minded, profitable, market-driven companies with strong management teams, such as Click Agents, who will continue to round out the performance-based products and services that savvy online marketers have come to rely on from ValueClick."

Under the terms of the acquisition, shareholders of Click Agents received 5.3 million shares of ValueClick stock. The acquisition will be accounted for as a pooling of interests.

This announcement marks the fifth major accomplishment by ValueClick this quarter, including the introduction of opt-in e-mail marketing services; the introduction of the world's first performance-based wireless advertising network; improved tracking, analysis, reporting and accountability for advertising and publishing clients through its acquisition of StraightUp!; and the acquisition of onResponse.com, a leading performance-based online affiliate network.


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ABOUT VALUECLICK

ValueClick is the leading global provider of performance-based Internet advertising solutions for advertisers and Web publishers. For marketers seeking measurable results, ValueClick is the Internet advertising provider that delivers the best value for the ad dollar through a combination of performance-based pricing, advanced targeting capabilities, rigorous network quality control and an integrated product line.

For website publishers of all sizes, ValueClick offers the ability to create reliable new revenue opportunities. As a leading aggregator of these publishers, ValueClick provides advertisers, direct marketers and e-commerce companies with some of the most cost-effective methods for attracting targeted, high-quality customers. According to Media Metrix, ValueClick reaches over 20 percent of the U.S. Internet population each month. ValueClick delivers over 215,000 qualified visitors to advertisers every day from a network of over 20,000 websites in 20 countries worldwide. With a proven track record of providing consistent value to its partners, ValueClick is among the e-commerce community's leading advertising networks. For more information about ValueClick, visit the corporate Web site at www.valueclick.com.


ABOUT CLICK AGENTS.COM, INC.
Click Agents.com, Inc., founded in February 1999, is a leading provider of Internet advertising solutions for ad agencies, advertisers and Web publishers. The Company's business model focuses on performance-based Internet advertising solutions. Known in the advertising industry as cost-per-click or CPC, the advertiser only pays when an Internet user clicks on its banner or button advertisement. The CPC model has significant advantages over the CPM impression model, and provides advertisers with a greater ability to quantify the effectiveness of an advertising campaign. As one of the largest CPC networks, Click Agents provides its clients a cost-effective, low-risk, pay for performance Internet advertising solution. Clients include: Microsoft, MTV, Discovery Channel, Salon.com, and AltaVista.

PRESS CONTACT:                     INVESTOR RELATIONS CONTACT:
Jenny Connorton                    Neil Booth

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The MWW Group                      The MWW Group
(212) 827-3762                     (212) 704-9727
jconnorton@mww.com                 nbooth@mww.com



SAFE HARBOR:
THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS PREDICTED AND REPORTED RESULTS SHOULD NOT BE CONSIDERED AN INDICATION OF FUTURE PERFORMANCE. IMPORTANT FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE DETAILED UNDER "RISK FACTORS" AND ELSEWHERE IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION MADE FROM TIME TO TIME BY VALUECLICK, INCLUDING ITS REGISTRATION STATEMENT ON FORM S-1 DECLARED EFFECTIVE ON MARCH 30, 2000 AND QUARTERLY REPORTS ON FORM 10-Q DURING 2000. VALUECLICK UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.